UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 30, 2023

EVELO BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38473	46-5594527
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

620 Memorial Drive

Cambridge, Massachusetts 02139

(Address of principal executive offices) (Zip Code)

(617) 577-0300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EVLO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information.

Evelo Biosciences, Inc. (the “Company”) is party to the Venture Loan and Security Agreement, dated as of December 15, 2022 (the “Loan Agreement”), with Horizon Technology Finance Corporation, as lender and collateral agent (“Horizon”). As previously reported, the Company and Horizon entered into a Standstill Agreement pursuant to which Horizon agreed to forbear from exercising, and not to exercise, any and all remedies available to it under the Loan Agreement, warrants, notes and other Financing Documents (as defined in the Standstill Agreement) or at law or in equity, which standstill period ends 9:59 p.m., Eastern Time, on Wednesday, May 31, 2023. On May 30, 2023, the Company and Horizon agreed to further extend the standstill period until 9:59 p.m., Eastern Time, on June 12, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVELO BIOSCIENCES, INC.

Date: May 31, 2023	By:	/s/ Marella Thorell
Marella Thorell
Chief Financial Officer and Treasurer